As filed with the Securities and Exchange Commission on
                               November 22, 2004.
                        Registration No. ________________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SPARTA HOLDING CORP.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

        NEVADA                       1040                      11-3195691
        ------                       ----                      ----------
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)    Classification Number)       Identification
                                                                 Number)

                            8275 South Eastern Avenue
                             Las Vegas, Nevada 89123
                                 (702) 938-0476

          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                               Marilyn K. Radloff
                                115 Taurus Circle
                               Reno, Nevada 89511
                            (775) 359-1703 ext. 7329

            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                               Dennis C. O'Rourke
                               Denise A. Menikheim
                         Ruskin Moscou Faltischek, P.C.
                      190 EAB Plaza, East Tower, 15th Floor
                            Uniondale, New York 11556
                                  516-663-6600

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

======================== === ===================== = ===================== == =================== === ======================
Title of Each Class of                               Proposed Maximum         Proposed Maximum
Securities to be             Number of Shares to     Offering Price Per       Aggregate               Amount of
Registered                   be Registered           Share(1)                 Offering Price          Registration Fee
======================== === ===================== = ===================== == =================== === ======================
======================== === ===================== = ===================== == =================== === ======================

Common stock, par            340,000 shares          $0.00                    $0.00                   $0.00
value $.001 per share

======================== === ===================== = ===================== == =================== === ======================

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act").



The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

            PROSPECTUS Subject to completion; Dated November 22, 2004

The information in this prospectus is subject to completion or amendment. The selling shareholder may not sell our common stock until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                              SPARTA HOLDING CORP.

                         340,000 Shares of Common Stock

       We are registering a total of 340,000 shares of common stock, par value $.001 per share, on behalf of Castle Holding Corp. ("Castle"), a selling shareholder, who shall distribute such shares to its shareholders of record as of February 5, 2004 on a one share for every 100 shares of Castle common stock basis.

         We will not receive any of the proceeds from the sales of shares by the selling shareholder.

         Our common stock is not listed on any securities exchange including, but not limited to, the OTC Bulletin Board, and is not quoted by any registered broker dealer in the pink sheets or other medium. We plan to prepare and file a Form 211 with the National Association of Securities Dealers, Inc. ("NASD"), which, upon approval thereof by the NASD, will permit the common stock of the Company to be quoted on the Pink Sheets and, upon the filing and effectiveness of this registration statement, we are planning to apply to the OTC Bulletin Board.

         Our common stock involves a high degree of risk. You should consider carefully the "Risk Factors" contained in this prospectus beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            The date of this prospectus is November 22, 2004.

                               PROSPECTUS SUMMARY
                               ------------------

This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" and the financial statements and the notes to those financial statement included elsewhere in this prospectus.

Our Company

         Sparta Holding Corp. ("we" or "us"), a Nevada corporation, was formed on December 23, 1993 as a wholly owned subsidiary of Castle Holding Corp. ("Castle"), a public company trading on the Pink Sheets under the symbol "CHOD". We are an exploration stage company and, until now, have never conducted any significant business operations. An exploration stage company is one engaged in the search for precious metals and base metals. We currently have the right to explore several mining claims that are under the jurisdiction of the United States Department of the Interior, Bureau of Land Management and located in Greenlee County, Arizona (the "Terra Mining Company Claims").

         We acquired all rights, title and interest to the Terra Mining Company Claims from Feltsen Partners, LLC, a Pennsylvania limited liability company ("Feltsen"), pursuant to the terms of the Exchange Agreement dated February 5, 2004, by and among Feltsen, Castle and us. In consideration for the transfer of the Terra Mining Company Claims, we issued to Feltsen 11,000,000 shares of our common stock, of which 5,500,000 have been distributed to its members and related parties and the balance returned to us. The Exchange Agreement also called for the distribution of 340,000 shares of our common stock to Castle for distribution to the Castle shareholders of record on February 5, 2004. Upon the effectiveness of the registration statement, such shares shall be distributed to the Castle Shareholders on a one share for every 100 Castle shares basis.

         On August 14, 2004, we entered into the Share Purchase and Exchange Agreement with Fujian Tiancheng Mining Industry Corp. Ltd., a corporation registered with the Jianou City Industrial and Commercial Administrative Bureau, Fujian Province, People's Republic of China ("Fujian Tiancheng"), whereby we will acquire the silver mining ownership rights known as the Da-an Silver Mine located in Shouning County, Ningde City, Fujian Province, People's Republic of China (the "Da-an Project"). In consideration for the Da-an Project, on or before December 31, 2004, Fujian Tiancheng shall receive 5,500,000 shares of our common stock. These shares have been issued and are being held in escrow by the transfer agent pending the closing of the transaction. A finder's fee of 220,000 shares of common stock will be issued to International Investment Group (the "Agent"), who acted as the agent in bringing the Da-an Project to our attention and assisted us in completing the transaction. The Agent was also granted an option to acquire 240,000 additional shares of restricted common stock at $0.35 per share. The option expires on December 31, 2005.

         In light of the Da-an Project, on April 5, 2004 we decided to form a wholly-owned subsidiary, Canberra Resources, Inc. ("Canberra") and transfer the Terra Mining Claims to such subsidiary in order to separate domestic and foreign projects into different entities. After the filing of the registration statement, we intend to file a registration statement on SB-2 for Canberra so that we may spin off Canberra by distributing to our shareholders of record as of February 6, 2004 one share of Canberra common stock for every share of our common stock held by them.

         In order to raise additional capital to finance such mining projects, we have undertaken a private placement offering whereby we offered to accredited investors a total of 1,142,057 shares of common stock at $0.35 per share, raising a total of $400,000. As of the date of this prospectus, we have raised $391,165.

         Our executive office is located at 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123. Our telephone number is (702) 938-0476.

The Offering

Issuer:                                                     Sparta Holding Corp

Selling Shareholder:                                        Castle Holding Corp.

Common Shares Being Offered:                                340,000 shares of
                                                                common stock;
                                                                $.001 par value

Common Shares Outstanding Before Offering:                   12,457,610
Common Shares Outstanding After Offering:                    12,457,610

                                  RISK FACTORS

         An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in our common stock. If any of the following events actually occur, our business could be harmed and you may lose all or part of your investment.

                          Risks Related to Our Business

We are an exploration stage company with no history of operations.

         We were incorporated in Nevada on December 23, 1993. Since then, we have not commenced any business operations or realized any revenues. We have no operating history upon which an evaluation of future success or failure can be made. We are subject to all of the risks inherent to a new business enterprise, such as the absence of an operating history, established bank relationships, limited capital resources, lack of manpower, possible cost overruns, and delays in implementing our exploration program. If we are unsuccessful in overcoming such obstacles, we may have to curtail or cease operations. The likelihood of our success must be considered in light of the problems, expenses, difficulties complications and delays frequently encountered in connection with a new business, and the competitive and regulatory environment in which we will operate, including:

          o Our ability to locate a profitable  mineral  claim;
          o Our ability to generate revenues; and
          o Our ability to reduce exploration costs.

We expect our losses to continue into the future, and the failure to generate revenues could cause us to suspend or cease operations.

         We have incurred net losses of approximately $55,744 for the period from our inception in December 1993 through September 30, 2004. In order for us to achieve and maintain profitability we must successfully locate a mineable mineral property. Based upon current plans, we expect to incur operating losses in future periods due to the fact that there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. The failure to generate revenues may cause us to suspend or cease operations.

Our current business strategy will likely require us to raise additional funds in the future to finance the expansion of our operations and we may be unable to do so on terms favorable to us, which could increase our costs and could limit our ability to grow.

         Our ability to implement our business plan is materially dependent upon our ability to raise additional capital. We may seek such funding through offerings of our equity securities, offerings of debt securities or obtaining financing through a bank or other entity. If our capital requirements vary materially from what we anticipate, we may require additional financing sooner, and in larger amounts, than anticipated. There can be no assurance that we will be able to obtain additional financing on terms favorable to us, if at all. If additional funds are raised through the issuance of equity securities, we may have to sell such securities at a lower price than anticipated and the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to our common stock. If adequate funds are not available to us or available to us on satisfactory terms, we may be required to reduce substantially, or eliminate, certain areas of our development activities, limit our operations significantly, or otherwise modify our business strategy.

The loss of the services of our founders and other key employees would result in material damage to our business.

         Our success depends to a significant degree upon the continued contributions of our founders, Fred Schmid and Stephen Schmid. This is a relatively small management pool, and the loss of the services of any of such persons would be detrimental to our development and force us to possibly suspend or cease operations. We presently do not have "key man" life insurance on any of our officers or directors.

Our officers and directors will only devote a limited amount of time to the Company.

         At the present time, our officers and directors will devote only a limited amount of time to the Company's activities. The Chairman/President/CEO will devote 80% of his time and the Vice President/Treasurer/Secretary will devote 50% of his time to the operation of the day to day affairs of the Company.

Because of the speculative nature of exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals.

         We plan to continue exploration on our mineral properties. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish commercially exploitable mineral reserves. Problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in exploration efforts being unsuccessful. The additional potential problems include, but are not limited to, unanticipated problems relating to exploration and attendant additional costs and expenses that may exceed current estimates. These risks may result in us being unable to establish the presence of commercial quantities of ore on our mineral claims with the result that our ability to fund future exploration activities may be impeded.

We are limited to the amount of exploration we can undertake because we are small and lack sufficient capital and other resources.

            Due to our limited capital and resources, we are limited in the amount of exploration work we can do. As a result, we may not find a commercial mineable ore deposit prior to exhausting our funds. In addition, if exploration costs are higher than anticipated, then the risk of utilizing all of our funds prior to locating any ore deposits shall be increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel. As a result, it may be necessary to raise additional funds if we are unable to complete our exploration program before we exhaust all of our funding. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be commercially acceptable to the Company.

If the price of gold declines, our financial condition and ability to obtain future financing will be impaired.

         Our operations will be greatly influenced by the price of gold. Gold prices fluctuate widely and are affected by numerous factors beyond the Company's control, including expectations for inflation, the strength of the United States dollar, global and regional demand and political and economic conditions and production costs in major gold producing regions of the world. If gold prices decline, our future financial condition may be impacted. In addition, a decline in the price of gold may also decrease our ability to obtain future financings.

We have unpatented mining claims.

         Our property is comprised of unpatented mining claims, which are possessory only and are held by right of location. Unpatented mining claims are subject to title hazards, and require payment of fees. The validity of all unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties relate to such non-recorded facts as the sufficiency of the discovery of minerals, proper posting and marking of boundaries, whether the minerals discovered were properly locatable as a lode claim or a placer claim as appropriate, whether sufficient annual assessment work has been performed since location as required by law, and possible conflicts with other claims not determinable from description of record. In the absence of a discovery of valuable minerals, a mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim.

Our officers and directors have conflicts of interest since they are also officers and directors of other mining companies.

         Conflicts of interest may occur in the future if such other companies compete for the same mining properties.

As we face intense competition in the mining industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

            The mining industry is intensely competitive in all of its phases. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.


                          RISKS RELATED TO OUR INDUSTRY

We are subject to all the risks inherent to the mining industry.

         We are subject to the risks inherent to the mining industry including, without limitation, the following:

          o    delays in obtaining exploration permits;

          o in order to maintain possessory title to unpatented mining claims after discovery of valuable mineral deposits, the claim holder must pay fees;

          o exploration for minerals is highly speculative and involves substantial risks, unique and greater than those generally associated with other businesses;

          o most exploration projects do not result in the discovery of commercially mineable deposits of ore;

          o operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls;

          o a large number of factors are beyond our control, including fluctuations in gold, silver, or other mineral prices, inflation, and other economic conditions, which will affect the economic feasibility of the mining of precious metals, particularly gold and silver;

          o mining activities are subject to substantial operating hazards some of which are not insurable or may not be insured due to economic considerations;

          o    the  availability  of  water,   which  is  essential  to  milling
               operations;   and,   interruptions   caused  by  adverse  weather
               conditions;

          o unforeseen limited sources of supplies may resulted in shortages of material and equipment such as dynamite, earth moving equipment like bull dozers, backhoes and drilling equipment, fuel supplies, assaying and milling facilities, and availability of experienced manpower. The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

We are subject to many governmental regulations and environmental controls.

         We are subject to extensive federal, state, county and local laws, rules and regulations controlling not only the exploration and development of mineral properties, but also the possible effect of such activities upon the environment. In our exploration operations, we will use certain equipment, which will subject us to federal and state safety and health regulations. While we intend to act in compliance with all such regulations, any adverse ruling under any regulations, any imposition of a fine, or imposition of more stringent regulations could require us to make additional capital expenditures that could impair our operations. The United State Congress is currently considering changes to the General Mining Laws of 1872. The exact nature and extent of any changes are unknown at this time, but it is anticipated that there may be changes affecting the cost of acquiring unpatented mining claims and the assessment work required to hold them. Compliance with statutory environmental quality requirements may necessitate significant capital outlays, may materially affect our earning power or may cause material changes in the Company's intended activities. No assurance can be given that environmental standards imposed by either federal or state governments will not be changed or become more stringent, thereby possibly materially adversely affecting the proposed activities of the Company. Upon our acquisition of the Da-an Project, we shall also become subject to Chinese regulations.


                         RISKS RELATED TO THIS OFFERING

There is no market for our common stock.

         At the present time, our common stock is not traded, and is not listed for trading on a national or other securities exchange. In addition, our common stock is not quoted for purchase or sale by any registered broker dealer. Accordingly, the common stock cannot readily be traded nor will there be a readily available bid or asked price for the common stock. Accordingly, you may need to hold such common stock for an indefinite period.

Since our officers and directors indirectly controlled the Terra Mining Company Claims, we acquired such property in a non-arms' length transaction.

         Fred Schmid is the managing director of Feltsen. Feltsen transferred the Terra Mining Company Claims in exchange for shares of our common stock to be distributed to certain individuals as directed by Felsten. The transaction also called for the issuance of our shares to other Castle shareholders. The number of shares of Common Stock to be issued was arbitrarily determined and may not be considered the product of arms' length transactions.

Issuance of Additional Shares.

         87,542,390 Common Shares of the 100,000,000 shares authorized are unissued. 2,000,000 Preferred Shares are authorized but none have been issued. The Board of Directors has the power to issue additional such shares. Although we presently have no commitments, contracts or intentions to issue any additional shares to other persons, we may in the future attempt to issue shares to acquire equipment or services, or for other corporate purposes. Any additional issuance following this offering, from the authorized but unissued shares, would have the effect of further diluting the interest of investors in this offering.

Cumulative Voting, Preemptive Rights and Control.

         There are no preemptive rights in connection with our Common Stock. The shareholders receiving shares in this offering may be diluted in their percentage ownership in the event we issue additional shares in the future.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the matters described in this prospectus contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements include, but are not limited to, statements about our:

          o    business strategy

          o ability to introduce new products or services and the anticipated growth in revenue form these products or services;

          o    uncertainty  regarding our future operating results; and

          o    plans, objectives, expectations and intentions.

         Statements, other than statements of historical fact included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We have included important factors that could cause our actual results to differ materially from our expectations under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the common shares offered through this prospectus by the selling shareholder. See the sections of this prospectus entitled "Selling Shareholders" and "Plan of Distribution." We will, however, incur all costs associated with this registration statement and prospectus.

                              SELLING SHAREHOLDERS

         Upon the effectiveness of the registration statement, Castle will distribute to its shareholders of record as of February 5, 2004 approximately 336,695 of the 340,000 common stock described in this prospectus. Prior to such distribution, Castle held approximately 2.8% of the issued and outstanding common stock. After the distribution, Castle will be the holder of approximately 3,305 shares of our common stock.

                              PLAN OF DISTRIBUTION

       Castle has authorized Atlas Stock Transfer Corporation, its stock transfer agent, to distribute, upon the effectiveness of the Registration Statement, approximately 336,695 shares of common stock described in this prospectus to its shareholders of record as of February 5, 2004, with each shareholder receiving one share of our common stock for every one hundred shares of Castle common stock held by such shareholder.

       Our common stock may be deemed a "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our common stock is neither listed nor quoted. Penny stock regulations impose additional sales practice requirements on broker dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these regulations, the broker dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock regulations require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker dealer also must disclose the commissions payable to both the broker dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock regulations may restrict the ability of broker dealers to sell our common stock and may have an adverse effect on any trading of our common stock.

                                LEGAL PROCEEDINGS

         We currently are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our executive officers and directors are as follows:

Name                      Age                 Position
----                      ---                 --------

Fred R. Schmid            68                  Director  and  Chairman  of  the
                                                Board;   Chief   Executive
                                                Officer, and President

Stephen J. Schmid         44                  Director; Vice President,
                                                Secretary and Treasurer

         All of our Directors have held office since February 5, 2004 and shall continue to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of our Board of Directors. Fred R. Schmid and Stephen J. Schmid are father and son.

         The following is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

         Fred R. Schmid is a director and Chairman of the Board, President and Chief Executive Officer of Sparta Holding Corp. He is the Managing Partner of Feltsen Partners, LLC. Mr. Schmid was the Chairman and CEO of Hanover Gold Company, Inc. In 1999, Mr. Schmid served as President and CEO of Windstar Resources, Inc. A graduate of New York University, College of Engineering he is a member of Alpha Pi Mu, a national engineering honor society.

     Stephen J. Schmid is a director and Vice President, Secretary and Treasurer of Sparta Holding Corp. He was Chief Financial Officer, Treasurer and a Director of The Hanover Group, Inc. and Hanover Gold, Inc. Mr. Schmid was the Vice President, Capital Markets at Liberty Property Trust. He is a graduate of Villanova University, College of Finance and Accounting.

Committees of the Board of Directors.

         We currently do not have any committees of the Board of Directors, including audit, compensation and nominating. In order to comply with the Sarbanes-Oxley Act of 2002 (the "Act"), we have plans to add additional members to our board of directors who are "independent" as such term is defined under the Act and to create audit, compensation and nominating committees.

Director Compensation

         Our directors do not receive any cash compensation for their service as members of the board of directors, but they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors.

Significant Employees

         Currently, we do not have any employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of September 30, 2004, regarding the beneficial ownership of our common stock held by each of our executive officers and directors; our officers and directors as a group; and each person who beneficially owns in excess of five (5%) percent of our common stock.

         The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which that person or entity has the right to acquire from options, warrants, rights and conversion privileges within sixty (60) days after September 30, 2004. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.


                                            Before Offering                                After Offering
                                Number of shares of     Percent of Common     Number of shares of      Percent of Common
                                Common Stock            Stock beneficially    Common Stock             Stock beneficially
Name of Beneficial Owner        beneficially owned (1)  owned (1)             beneficially owned (1)   owned (1)
------------------------        ----------------------  ------------------    ----------------------   -----------------

Fred R. Schmid                       1,150,000(2)               9.2%                 1,150,000                 9.2%

Stephen J. Schmid                      350,000                  2.8%                  350,000                  2.8%


Michael T. Hines                      1,750,000                14.0%                 1,750,000                14.0%

Officers and Directors as a          1,500,000(3)              12.0%                 1,500,000                12.0%
group (2 persons)


(1) Such figures are based upon 12,457,610 shares of our common stock outstanding as of the date of this filing. Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.
(2) Fred R. Schmid is the direct beneficial owner of 575,000 shares. In addition, he is an indirect beneficial owner of the 575,000 shares held by Maryanna Schmid.
(3) Includes the shares over which Fred R. Schmid maintains indirect beneficial ownership.


                            DESCRIPTION OF SECURITIES

         Our authorized capital consists of 102,000,000 shares of capital stock, $.001 par value per share, 100,000,000 shares of which are common stock and 2,000,000 shares of which are preferred stock. The following table includes information as of the end of the most recently completed fiscal year for each equity compensation plan described in this prospectus.


Plan category                   Number of  securities to be  Weighted-average exercise    Number    of     securities
                                issued  upon   exercise  of  price of outstanding         remaining   available   for
                                outstanding options,         options, warrants and        future    issuance    under
                                warrants and rights          rights                       equity  compensation  plans
                                                                                          (excluding       securities
                                                                                          reflected in column (a))
                                        (a)                             (b)                             (c)
------------------------        ------------------------     ------------------------     ----------------------------
Equity    compensation   plans
approved by security holders            --                              --                              --

Equity  compensation plans not
approved by security holders            --                              --                              --

         Total                          __                              __                              __

Common Stock

         The holders of shares of our common stock are entitled to share ratably in such dividends and distributions as may be legally declared by the Board of Directors with respect to our common stock and in any of our assets available for to shareholders upon its liquidation. Upon our liquidation, assets will only be available for distribution after satisfaction or provision for all of our debts and other obligations, including to holders of preferred stock designated as senior in right of payment upon liquidation. The holders of shares of our common stock have one vote per share, in person or by proxy, at all meetings of shareholders. There are no cumulative voting rights with respect to the election of our directors, which means that holders of a majority of the shares of our common stock voting in an election for directors, so long as the holder of a majority of our outstanding common stock are present in person or by proxy, can elect all of the directors then to be elected. There are no preemptive, conversion, or redemption rights applicable to our common stock.

         All shares of common stock issued and outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

         Our Articles of Incorporation provides that we are authorized to issue preferred stock, which may be issued from time to time in one or more series upon authorization by our Board of Directors. Our Board of Directors, without approval of our shareholders, is authorized to fix any dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of preferred stock, while providing us flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the common stock. Under certain circumstances, the issuance of our preferred stock could also make it more difficult for a third party to gain control of Sparta Holding Corp., discourage bids for our outstanding securities at a premium or otherwise adversely affect the price of our outstanding securities.

Non-cumulative Voting

         Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After the distribution of the shares described in this prospectus to the Castle shareholders, such shareholders will own approximately 2.7% of our outstanding shares.

Cash Dividends

         As of the date of this prospectus, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Common Stock Held in Escrow

         As of September 30, 2004, we have authorized Atlas Stock Transfer Corporation, our transfer agent to issue 5,500,000 shares of common stock to Fujian Tiancheng and instructed them to hold such shares in escrow until further instructed.

Stock Transfer Agent

         Our stock transfer agent for our securities is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107 and its telephone number is (801) 266-7151.

                      INTEREST OF NAMED EXPERT AND COUNSEL

         No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the company. Nor was any such person connected with the company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

General

         Sparta Holding Corp. ("we" or "us") was incorporated under the laws of Nevada on December 23, 1993 as a wholly owned subsidiary of Castle Holding Corp., a public company trading on the Pink Sheets under the symbol "CHOD" ("Castle"). We are an exploration stage company and, until now have never conducted any significant business operations. An exploration stage company is one engaged in the search for precious metals and base metals. As an exploration stage company, we seek opportunities to acquire properties, which may contain economically mineable minerals such as gold, silver and platinum group metals.

The Terra Mining Company Claims

         On February 5, 2004, the Board of Directors of Castle deemed it prudent and in the best interests for Castle to enter into the Exchange Agreement with Feltsen Partners LLC, ("Feltsen") a Pennsylvania limited liability corporation whereby Castle and Feltsen agreed that Feltsen would convey to us its rights in certain unpatented mining claims under the jurisdiction of the United States Department of Interior, Bureau of Land Management located in Greenlee County, Arizona, known as the Terra Mining Company Claims. In consideration for such transfer, we issued to Feltsen 11,000,000 shares of our common stock, of which 5,500,000 have been distributed to its members and related parties and the balance returned to us. The Exchange Agreement also called for the distribution of 340,000 shares of our common stock to Castle for distribution to the Castle shareholders of record on February 5, 2004. Upon the effectiveness of the registration statement, such shares shall be distributed to the Castle Shareholders on a one share for every 100 Castle shares basis.

         The Terra Mining Company Claims consists of 8 unpatented claims, which were originally staked and recorded by the Terra Mining Company and assigned to The Hanover Group, Inc. ("Hanover") in an Option to Lease or Purchase Agreement ("Option") dated November 26, 1993. At the time, Fred Schmid was the founder and sole shareholder of Hanover, a private company. Hanover, however, subsequently dissolved and, during the course of winding up the business, distributed its assets, including the Terra Mining Company Claims to Mr. Schmid, its sole shareholder, who subsequently assigned it to Feltsen. Pursuant to the Exchange Agreement, Feltsen assigned to us all of its right, title and interest in and to the Terra Mining Company Claims by recording a quit claim deed dated February 4, 2004, whereby we gained control of the Terra Mining Company Claims and assumed the responsibility for such claims under the Option. The Option, which expires on September 15, 2012, grants us the right to conduct exploration and prospecting for valuable minerals which may be contained in the property, and develop and mine for the extraction and processing of all mineable minerals. We will then decide if it is economical to remove and process the material and exercise the Option to either lease or purchase the property.

         As of September 30, 2004 a total of $11,000 has been expended on maintaining the mining rights to the Terra Mining Company Claims, which involves the payment of $100 per claim as annual assessment payments to the United States Department of Interior, Bureau of Land Management, and preliminary geological research and evaluations. Management believes that all of its claims are properly staked and recorded, and that it has the right to possession and exploration thereon. The claims are recorded at the office of the Bureau of Land Management in Phoenix, Arizona.

         To date we have not performed any work on the Terra Mining Company Claims. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit (a reserve) exists in our Terra Mining Company Claims until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Da-an Silver Mine Property

         On May 25, 2004, we executed a Letter of Understanding with Feltsen, Tiancheng (China) Corp. ("Tiancheng") and Fujian Tiancheng Mining Industry Corp. LTD. ("Fujian Tiancheng"), to acquire property in China referred to as Da-an Silver Mine Property ("Da-an Property") held by Fujian Tiancheng, which may contain economically mineable precious metals for extraction. As part of our due diligence, we hired a consulting geologist who visited the property and reported all observations in a written document entitled "Initial Geological Report On The Da-an Property, Fujian Province, People's Republic Of China" dated July 3, 2004 (the "Report").

         On August 14, 2004, we entered into a Share Purchase and Exchange Agreement (the "Share Purchase Agreement") with Fujian Tiancheng whereby we may acquire all of the issued and outstanding capital stock of Fujian Tiancheng and the Da-an Project. In consideration for the capital stock of Fujian Tiancheng and the Da-an Project, we agreed to issue, on or before December 31, 2004, 5,500,000 shares of our common stock to Fujian Tiancheng. In addition, we agreed to raise by December 31, 2004, $3,600,000 in order to finance the Da-an Project operations. It was contemplated that this money shall be raised by way of private placements or a public offering of our common stock.

         Prior to the execution of the Share Purchase Agreement, we loaned to Fujian Tiancheng an amount equal to $200,000 to be used in connection with the Da-an Project. In return, on July 26, 2004, we received from Fujian Tiancheng a Promissory Note in the amount of $200,000 evidencing our loan. The note was canceled upon the execution of the Share Purchase Agreement and applied to the $3,600,000 that we are required to raise. At the present time, we do not own any interests in Fujian Tiancheng or the Da-an Property.

         Since the execution of the Share Purchase Agreement, we have been informed by Chinese counsel that Chinese law prohibits the acquisition of all of the capital stock of a Chinese entity by a non-Chinese entity. Therefore, in order to effectuate the purpose of the Share Purchase Agreement, we intend to form a Bermuda entity which shall be our wholly-owned subsidiary and shall acquire the capital stock of Fujian Tiancheng and the Da-an Project. In addition, all contributions required to be made to Fujian Tiancheng by the Share Purchase Agreement shall be made to the Bermuda entity.

         In the event that we are unable to raise $3,600,000 by December 31, 2004, Fujian Tiancheng has agreed to extend such deadline to March 31, 2005 and we will be required to undertake a private placement to raise an additional $500,000 during the extended term. In the event that we are unable to raise the $3,600,000 by March 31, 2005, then Fujian Tiancheng will loan to us an amount equal to the difference between the total amount raised and the $3,600,000 and, Fujian Tiancheng shall have the right to renegotiate the amount of our common stock it is to receive. Therefore, regardless of whether the Company is capable of raising $3,600,000, the Company will acquire through its Bermuda subsidiary, all of Fujian Tiancheng's issued and outstanding capital stock and the Da-an Property.

         Ongoing field recognizance work is proceeding on the Da-an Property area by Fujian Tiancheng's technical team, which is independent of the Company until we have completed our acquisition of the company. At the present time, we are not actively involved in any exploration activities on the Da-an Property.

Transfer of Terra Mining Company Claims

         On April 5, 2004, our Board of Directors decided that, in light of the pending transaction to acquire the Da-an Property, it was in our best interests to form a wholly-owned subsidiary and assign the Terra Mining Company Claims to that subsidiary. As a result, we formed Canberra Resources, Inc., a Nevada corporation ("Canberra") and the Terra Mining Company Claims were assigned to Canberra by Quit Claim Deed. The purpose is to use Canberra for acquiring domestic mining properties, thereby separating such properties from any internationally acquired mining properties. We intend to spin off Canberra by way of a stock distribution to our shareholders of record as of February 6, 2004 with each shareholder receiving one share of Canberra common stock for every share of our stock held by such shareholder.

Mineral Exploration and Development Business

Terra Mining Company Claims

         We anticipate conducting an exploration program to determine what amount of minerals, if any, exist on our properties and if any minerals can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate our properties.

         Our exploration program consists of the following three phases:

         Phase 1 will take about 3 months and cost up to approximately $50,000. In Phase 1 we will research the available geologic literature and personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties. When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. Existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area.

         Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition after we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of data collected from the various tests aids in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

         Phase 2 involves an initial examination of the underground characteristics of the vein structure identified during Phase 1. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed will be: more extensive trenching, more advanced geophysical work, and drift driving. Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals. The geophysical work provides a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study. Phase 2 will take about 3 months and cost up to $100,000.

         Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving and/or drilling. Phase 3 will take about 6 months and cost up to $150,000.

         If we find mineralized materials, we intend to try to develop the reserves by either joint venturing or assigning the property to a mining company in exchange for a percentage of the profits.

         At the present time we cannot undertake any of our exploration program until we raise sufficient funds to do so. We are not planning to undertake a public equity offering at this time, but may do so after the shares under this registration are registered and a public market is in effect.

Competition

         The precious metals mining industry is fragmented and we are one of the smaller exploration companies. Although, we compete with other exploration companies looking for gold, silver and other minerals, there is no competition for the exploration or removal of minerals from our property. Readily available gold markets exist in the United States and around the world for the sale of gold. Therefore, we will be able to sell any gold that is recovered.

Government Regulations

         Our mineral exploration program is subject to a variety of federal, state and local statutes, rules and regulations designed to protect the quality of the water and air in the vicinity of our operations and the preservation of certain archeological sites. These include: permitting or pre-operating approval requirements designed to insure the environmental integrity of a proposed exploration or mining facility; operating requirements designed to mitigate the effects of discharges into the environment during operations; and reclamation or post-operation requirements designed to remediate the lands affected by the operations once mining operations have ceased. These laws also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste.

         Federal legislation and implementing regulations adopted and administered by the Environmental Protection Agency, the Forest Service, the Bureau of Land Management, the Fish and Wildlife Service, the Army Corps of Engineers and the agencies, in particular, legislation such as the federal Clean Water Act, the Clean Air Act, the National Environmental Policy Act ("NEPA") and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), have a direct bearing on domestic mining operations. These federal initiatives are often administered and enforced through state agencies operating under parallel state statues and regulations. Although mines continue to be approved for development in the United States, the cost and uncertainty associated with the permitting process could have a material affect on mining the properties should a mineable ore deposit be discovered.

         The Federal Clean Water Act is the principal federal environmental protection law regulating mining operations. The Clean Water Act imposes limitations on wastewater discharges into waters of the United States, including discharges from point sources such as mine facilities. In order to comply with the Clean Water Act, we will be required to obtain one or more permits, which will control the level of effluent discharges from future, proposed mining and processing operations.

         The Federal Clean Air Act limits the ambient air discharge of certain materials deemed to be hazardous and establishes a federal air quality-permitting program for such discharges. Hazardous materials are defined in enabling regulations adopted under the Clean Air Act to include metals and toxic solvents such as cyanide, which is used in heap leach recovery processes. The Clean Air Act also imposes limitations on the level of particulate matter generated from mining operations, and we may be required to adopt dust control techniques in all phases of mining in order to comply with these limitations.

         NEPA requires all governmental agencies to consider the impact of major federal actions as therein defined on the human environment. Because our mining properties are located on federal lands, mining operations on those lands could be conditioned on the preparation, review and approval of an environmental impact statement outlining in detail the environmental effects of such operations and the Company's efforts to ameliorate such effects.

         CERCLA imposes clean up and reclamation responsibilities with respect to unlawful discharges into the environment, and establishes significant criminal and civil penalties against those persons who are primarily responsible for such discharges.

         We are also subject to Arizona Environmental Laws and Regulations, particularly the Environmental Policy Act and the Metal Mine Reclamation Act, which have been adopted as counterparts to NEPA and CERCLA. Both are administered by the Department of Lands. The state has also adopted the Air Quality Act and the Clean Water Act. These statutes are administered through various bureaus of the Department of Environmental Quality.

         Compliance with statutory environmental quality requirements may: necessitate significant capital outlays; materially affect our earning power; or cause us to materially change our intended activities. No assurance can be given that environmental standards imposed by either federal, state or local governments will not be changed or become more stringent, thereby possibly adversely affecting the proposed activities of the company causing us to cease operations completely.

         We are also required to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

         We will file applications to secure the necessary permits for exploration. If development of the property is warranted, we will seek a mining company to proceed with the development of the property and will ensure that they file all of the necessary applications. There is no assurance that we will be able to interest a mining company or that we will be successful in negotiating an agreement to develop the property. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

         With respect to the Da-an Property, we may be regulated by the laws and regulations of the People's Republic of China. Should we begin mining the property, outside counsel will be retained to ensure compliance with local laws.

Employees

         Initially, we intend to use the services of subcontractors for manual labor exploration work and technical evaluation on our property.

         At the present time, we have no employees, other than Mr. Fred Schmid and Stephen J. Schmid, our officers and directors, who at the present time are not being compensated for their services. At some point in the future, Mr. Fred Schmid and Mr. Stephen J. Schmid will enter into employment agreements with the Company for their services. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

Reports to Security Holders

         After we complete this registration, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K.

         We have filed with the SEC under the Securities Act a registration statement on Form SB-2 with respect to shares of the common stock offered hereby, and of which this prospectus is a part. This prospectus does not contain all the information shown in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which may be omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information pertaining to us and the common stock offered hereby, reference is made to the registration statement, including the exhibits and schedule thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports and other information that is filed through the SEC's EDGAR System. The website can be accessed at http://www.sec.gov.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

         This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

         We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Limited Operating History; Need for Additional Capital

         There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

         For a mine to be profitable a great deal of preparatory work must be performed before mining commences. We must conduct research, field reconnaissance, including geological, geophysical, geo-chemical, mapping and surveys to determine the viability to conduct a drilling and trenching program. Rock and soil sampling, assaying, laboratory testing and recovery rates must also be performed which would be reported in a pre-feasibility study. If indications are favorable, additional in-fill drilling and tunneling may be necessary to determine a mine plan, costs, manpower, and profitability as reported in a final feasibility study. Since we are a small startup company, competition may occur in obtaining experienced manpower, equipment and financing because there are many larger companies who have been in business longer, have greater resources and are better financed.

         We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 23, 1993

         We just recently acquired our first property and will be commencing the research and exploration stage of our mining operations on that property.

         Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on December 23, 1993 to September 30, 2004 was $288,577, as a result of proceeds received from private placements.

Liquidity and Capital Resources

         As of the date of this registration statement, we have yet to generate any revenues from our business operations.

         Fred Schmid, one of our principal shareholders, a director and Chairman of the Board of Directors, and our President and Chief Executive Officer, had loaned approximately $7,500 to us for start-up costs and operating capital. As of the date hereof, such loans have been repaid. There are no documents reflecting the loan which did not bear any interest and had no maturity date. The loan was repaid from the funding received in the private placement.

         As of September 30, 2004, we issued 813,252 shares of common stock through a private placement. This was accounted for as a sale of common stock.

         As of September 30, 2004, our total assets were $2,176,003 and our total liabilities were $12,670.

                             DESCRIPTION OF PROPERTY

         Our business office is located at 8275 South Eastern Avenue, Las Vegas, Nevada 89123. These premises are comprised of approximately 300 square feet and are subject to a month-to-month lease. The monthly rental payment under such lease is $150.00 per month.

Terra Mining Company Claims

         Location and Access

         The Terra Mining Company Claims consists of 8 unpatented lode claims totaling approximately 160 acres. The claims are on the southwestern slope of Maple Peak ranging from 500 to 4,800 feet from the summit in a west to east direction in the Blue Range Primitive Area, Greenlee County, Arizona. Access to the property is from Highway 191 and east by trail road to the base of Maple Peak.

         Physiography

         The Terra Mining Company Claims is situated in the mountainous area within the southeastern part of the State, due east of Phoenix, Arizona in the Blue Range Primitive Area on the Santa Rita Mineral Belt in the Copper Mountain mining District. Elevations range from approximately 7,000 feet in the south and east to 8,300 feet at the top of Maple Peak, which is a caldera formation. The caldera is a large roughly circular depression probably formed by the explosive disruption of a volcanic cone. The southwestern slope in the location of the claims is fairly steep and drains toward the northwest through Maple Canyon.

         Vegetation consists mainly of scrubs with pine and fir trees on the slopes and drainage areas. The climate features warm summers and cold winters with snow at higher elevations. Water is available from an underground stream on the mountain.

         Geology

         The Terra Mining Company Claims area consists largely of Tertiary volcanic rocks. Quartz rock is found on the property. Gold, silver and copper are found in quartz veins. We have not determined if there is any gold, silver or copper in the quartz veins.

         Ownership Interest

         We possess a Quit Claim Deed dated February 4, 2004, whereby we have control of the Terra Mining Company Claims and assumed the responsibility for such claims under the Option. The Option, which expires on September 15, 2012, grants us the right to conduct exploration and prospecting for valuable minerals, including gold and silver, which may be contained in the property, and develop and mine, if warranted, for the extraction and processing of all mineable minerals. We will decide if it is economical to remove and process the material and exercise the Option to either lease or purchase the property. If we determine it is not economical to exercise the option the property will be returned to the Terra Mining Company. Unpatented mining claims are possessory only and are held by right of location acquired from third parties.

         Unpatented mining claims are possessory only and are held by right of location acquired from third parties. Unpatented mining claims are subject to title hazards, and require payment of fees. The validity of all unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties are related to such non-recorded facts as the sufficiency of the discovery of minerals, proper posting and marking of boundaries, whether the minerals discovered were properly locatable as a lode claim or a placer claim, whether sufficient annual assessment work has been performed as required by law, and possible conflicts with other claims not determinable from description of record. In the absence of a discovery of valuable minerals, a mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim.

         History of Operations

         At the present time there is no history of operations on the Terra Mining Company Claims.

         Present Condition of the Property and Current State of Exploration

         We have recently begun Phase 1 of a three-phase approach to exploration: we began with research of the available geologic literature and personal interviews with geologists, mining engineers and others familiar with the prospect sites. The property is without known reserves and the proposed program is exploratory in nature.

Da-an Property

         Location and Access

         The Da-an Property in China is an old ancient mining district that has remained virtually unexplored for more than 100 years. It consists of 81 square kilometers (20,015 acres) in a region that has a history of silver and gold mining stretching back at least to the Ming Dynasty 450 years ago. The contiguous property is located in Shouning County in the northern-most corner of Fujian Province approximately 160 air-kilometers due north of the city of Fuzhou, capital of the Province. Fujian Province lies on the eastern seaboard of the People's Republic of China, across the straits from Taiwan. The land is held by Fujian Tiancheng under two Mine Prospecting Rights certificates granted by Fujian Province Department of Land Resources pursuant to regulations promulgated by the Ministry of Land Resources founded in 2002. There is no time limit for the paid transfer of mineral rights, but these rights cannot be left unused. So a system of annual inspection was introduced and accordingly, the owners of such rights shall annually report their prospecting and exploration plans to the proper land and resource departments of the provinces. The department of land and resources at the provincial level will conduct its examination and verification on the implementation of the plans and issue new certificates as substitutes for the previous ones, provided the work of the previous year is in progress.

         Physiography

         The Da-an Property in China is located in Shouning County at an elevation of 750 to 1,150 meters and consists of geomorphologic structure of mountainous areas. The property area boasts of deep terrain incisions and valleys with full vegetation growth. Shouning County is part of a subtropical monsoon climate zone. It enjoys warm weather and abundant sunlight. It has an annual average temperature of 15.1(degree)C, annual precipitation of 247.2mm and non-frost duration of 235 days. It is a rural agricultural area.

         There are over 1,700 rivers and streams in the whole county with an annual average runoff of 1.8 billion m3 of water. Electric Power is in the vicinity of the property area and hydroelectric power can be developed. The property area is accessible by major highway and good secondary roadways.

         Geology

         The Da-an Property area in China has a mineralization, which consists of high-grade cordilleran-style silver (+/- gold), lead, zinc veins hosted in a Jurassic-Cretaceous age calc-alkaline volcanic complex.

         Ownership Interest

         At the present time the Company does not possess any rights to the Da-an Property.

         History of Operations

         The Da-an Property is a historical mining area but has been inactive for over 100 years.

         Present Condition of the Property and Current State of Exploration

         As there has been no mining operations for over 100 years on the Da-an Property, we intend to acquire and conduct initial reconnaissance activities on properties that may contain minerals, such as gold, silver, platinum and base metals to determine if the property is amenable to further exploration, and if warranted, the mining thereof. The property is without known reserves and the proposed program is exploratory in nature.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Fred Schmid, one of our principal shareholders, a director and Chairman of the Board of Directors, and our President and Chief Executive Officer, had loaned approximately $7,500 to us for start-up costs and operating capital. As of the date hereof, such loans have been repaid. There are no documents reflecting the loan, which did not bear any interest and had no maturity date. The loan was repaid from the funding received in the private placement.

                  On February 5, 2004, pursuant to the Exchange Agreement, we issued to Feltsen 11,000,000 shares of our common stock, of which 5,500,000 have been distributed to its members and related parties and the balance returned to us. The Exchange Agreement also called for the distribution of 340,000 shares of our common stock to Castle for distribution to the Castle shareholders of record on February 5, 2004. Upon the effectiveness of the registration statement, such shares shall be distributed to the Castle Shareholders on a one share for every 100 Castle shares basis.

Conflicts of Interest

         Certain conflicts of interest now exists and will continue to exist between the Company and its officers and directors due to the fact that Fred R. Schmid, President of the Company is also the principal shareholder of Feltsen Partners LLC, which not only owns precious and other mineral properties. It is possible that in the future, business opportunities may present themselves, which could create a conflict of interest between Feltsen and the Company.

         The Company has formulated and adopted a policy to handle potential conflicts of interest among its officers and directors relating to precious metals mining interests which in the future come to the attention of the officers and directors of the Company, who are also involved with other firms or ventures seeking precious metals mining opportunities. This policy excludes precious metals properties presently owned, subject to option or located in North America, by either of the officers and directors or affiliated companies. The policy adopted by the Company requires that each such officer or director shall disclose and offer the Company all opportunities to acquire and develop precious metals mining properties located outside of North America which either come to their attention as being available or in which they have either a controlling or majority interest before acquiring then for other companies unless such opportunities (a) are not, by their terms, available to public companies in general, or (b) require investments or other commitments by the Company, which in the reasonable opinion of management and the Board of Directors of the Company, the Company is unable to make at the time such opportunities are initially presented to the Company.

         Except for the policy described in the preceding paragraph, the Company has established no other policies or procedures for the resolution of current or potential conflicts of interests between the Company, its officers and directors or affiliated entities. In the opinion of management, this policy is adequate to protect the Company from current or potential conflicts of interests. However, potential investors should carefully consider the potential conflicts of interest provision, which exists before purchasing shares in the Company offered hereby. Because the policy recognizes that certain conditions need to be satisfied before business opportunities as described herein are offered to the Company, there can be no assurance that such opportunities, which are brought to the attention of management will be offered to the Company

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Market for Common Stock

         At the present time, there are approximately 49 record holders of our common stock. Our common stock is not traded, and is not listed for trading on a national or other securities exchange. In addition, our common stock is not quoted for purchase or sale by any registered broker dealer. We have no present intention to list our common stock on any securities exchange. We may consider this action at such time as a more substantial sale of our common stock is contemplated. Accordingly, the common stock may not readily be traded nor will there be a readily available bid or asked price for the common stock. Accordingly, you may need to hold our common stock for an indefinite period.

Dividend Policy

         We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the expansion of our business and we do not expect to declare or pay any cash dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

         Mr. Fred Schmid and Mrs. Stephen Schmid, our officers and directors, have not been compensated for their services and there are no plans to compensate them in the near future, unless and until we begin to raise capital. At such time, Mr. Fred Schmid and Mr. Stephen Schmid will enter into employment agreements and be compensated for their services, commensurate to industry standards.

Executive Officer Compensation

         Summary Compensation:

         The table below shows summary information concerning annual and long-term compensation awarded to, earned by or paid to Fred Schmid, our President and Chief Executive Officer and Stephen Schmid, our Vice President, Secretary and Treasurer, for the year ended September 30, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                                    Other Compensation
                                  Annual Compensation                 Long-Term Compensation
                                  -------------------                 ----------------------
Name and Principal Position  Year      Salary         Bonus           Options      Compensation
---------------------------- --------- -------------- --------------- ------------ ---------------- ---------------------

Fred Schmid, President and   2004      _______(1)          -              -              -                    -
Chief Executive Officer
                             2004      _______(1)          -              -              -                    -
Stephen Schmid,
Vice President, Secretary
and Treasurer

(1) Salary was not paid and was not contributed to them.

         Option Grants in Fiscal Year 2004

         The table below shows information regarding stock options and freestanding stock appreciation rights, or SARS, granted to our chief executive officer and our other executive officers during the fiscal year ended September 30, 2004.

                                        Individual Grants
--------------------------------------------------------------------------------------------------
                              Number of           % of Total
                              Securities          Options/SARs      Exercise or
                              Underlying          Granted to        Base Price
                              Options/SARs        Employees in      ($/Sh)        Expiration Date
Name                          Granted (#)         Fiscal Year
----------------------------- ------------------- ----------------- ------------- ----------------

Fred Schmid, President and         -                     -                 -            -
Chief Executive Officer
                                   -                     -                 -            -
Stephen Schmid,
Vice President, Secretary
and Treasurer

         Aggregated Option/SAR Exercises And Fiscal Year End Option/SAR Values

         The table below shows information concerning the exercise of stock options and freestanding SARs during the fiscal year ended September 30, 2004 by our named executive officer and the value of unexercised stock options and freestanding SARs held as of September 30, 2004. The value of unexercised in the money options/SARs at fiscal year end is determined by subtracting the exercise price from the fair market value of the common stock, multiplied by the number of shares underlying the options.

                                                            Number of Securities Underlying     Value of Unexercised
                                                            Unexercised Options/SARs at         In-the-Money
                                                            Fiscal Year End (#)                 Options/SARs
                                                                                                at Fiscal Year End ($)
                                                            ----------------------------------- --------------------------------

                              Shares
                              Acquired on      Value
Name                          Exercise (#)     Realized     Exercisable     Unexercisable       Exercisable    Unexercisable
----                          ------------     --------     -----------     -------------       -----------    -------------

Fred Schmid, President and         -             -               -               -                   -                   -
Chief Executive Officer
                                   -             -               -               -                   -                   -
Stephen Schmid,
Vice President, Secretary
and Treasurer

Employment Agreements

         At this time, Fred Schmid and Stephen J. Schmid, our officers, are not being compensated for their services. When capital is raised, Mr. Fred Schmid and Mr. Stephen Schmid will both enter into employment agreements and be compensated for their services commensurate to industry standards. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

Stock Option Plans

         At this time, there are no stock option plans.

Limitation of Liability and Indemnification Matters

         We may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as our directors or officers, whether or not we would have the power to indemnify such person against such liability, as permitted by law.



                              FINANCIAL STATEMENTS

         Our fiscal year end is September 30. We will provide audited financial statements on an annual basis prepared by an Independent Certified Public Accountant. After we complete this registration, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

     Our audited financial statements are set forth in the exhibits.

                                   PROSPECTUS
                                   ----------

                              SPARTA HOLDING, INC.
                              --------------------

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

Prospectus
Summary.......................................................................2

Risk
Factors.......................................................................3

Disclosure Regarding Forward Looking
Statements....................................................................7

Use of
Proceeds......................................................................7

Selling
Shareholders..................................................................8

Plan of
Distribution..................................................................8

Legal
Proceedings...................................................................8

Directors, Executive Officers, Promoters and Control
Persons.......................................................................8

Security Ownership of Certain Beneficial Owners and
Management............................................................ .......10

Description of
Securities............................................................. ......11

Interest of Named Expert and
Counsel.......................................................................12

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities...................................................................12

Description of
Business...................................................... ...............13

Management's Discussion and Analysis of Financial Condition
 and Plan of
Operation.....................................................................18

Description of
Property...................................................... ...............19

Certain Relationships and Related
Transactions..................................................................22

Market for Common Equity and Related Shareholder
Matters.......................................................................22

Executive
Compensation......................................... ........................23

Financial
Statements...................................................................F-1

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. This prospectus is not an offer to sell nor is it a solicitation of an offer to purchase our common stock in any jurisdiction where such offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers

        Articles of Incorporation and Bylaws do not provide for indemnification of directors and officers.


Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee -- Securities and Exchange Commission      $     0.00
Fees and Expenses of accountants and legal counsel    $25,000.00

Printing and Engraving Expenses                        $5,500.00
Miscellaneous expenses                                 $9,500.00
                                                       -----------
                                      Total           $40,000.00

Item 26.  Recent Sales of Unregistered Securities

         No securities of the registrant which were not registered under the Securities Act of 1933, as amended have been issued or sold by the registrant within the past three years except as follows (none of the securities listed below are being registered in this registration statement):

         Commencing July 2004, pursuant to a private placement offering made to accredited investors in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D, we offered up to 1,142,857 shares of our common stock at $0.35 per share. A total of 1,117,610 shares of common stock were purchased pursuant to this private offering which was terminated on November 16,, 2004, and we raised approximately $391,165 after costs and expenses. The purchasers listed below were accredited investors with access to all relevant information necessary to evaluate these investments.

Purchaser                 Total Shares               Date       Total Offering
                                                                Price
---------                 ------------               ----       --------------
Robert Schneider          20,000 shares              7/9/04           $  7,000

Robert Schneider          20,000 shares             10/13/04          $  7,000

E. Borrelli               20,000 shares              7/9/04           $  7,000
Custodian for
Keith Hernandez

E. Borrelli               20,000 shares              7/9/04           $  7,000
Custodian for
Nicholle Hernandez

2P Management             28,542 shares              7/14/04          $  9,990
Holding AG

Robert J. Lancelotti      15,000 shares              7/19/04          $  5,250
Karen A. Lancelotti

Dietmar Zessin            71,428 shares              7/20/04          $25,000

Dietmar Zessin            42,857 shares              11/16/04         $15,000

Lee Shuo Liu              31,428 shares              6/30/04          $11,000

Lin Chun Hui Liu          40,000 shares              6/30/04          $14,000

Sylvia Ang                14,286 shares              7/2/04           $  5,000

Reynold Chow              42,857 shares              7/2/04           $15,000

Shu K. Chow               57,143 shares              7/2/04           $20,000

Wang Li Tong              142,857 shares             7/2/04           $50,000

Michael E. Kahan          57,000 shares              6/25/04          $19,950

Michael E. Kahan          48,500 shares             10/13/04          $16,975

Andreas Typaidos          28,571 shares              6/30/04          $10,000
Family Limited
Partnership

Sparten Establishment     50,000 shares              7/26/04          $17,500
(Trust)

Anthony Swartz            28,571 shares              7/27/04          $10,000

Edward Borrelli           28,571 shares              8/20/04          $10,000

Scott Balterman           142,857 shares             8/25/04          $50,000
Leslie Balterman

Alfred O.P. Leubert       15,000 shares              9/3/04           $  5,250

Joanne Yan                30,000 shares             10/13/04          $10,500

Cong Darkei Tshivo        45,714 shares             10/15/04          $16,000

Cong Darkei Tshivo        22,857 shares             10/21/04          $  8,000

Hans G. Schmid            28,571 shares             11/15/04          $10,000

Bernt Nygaard             15,000 shares             11/16/04          $  5,250

Robert Picciano           10,000 shares             11/16/04          $  3,500

         On December 31, 2004, a finder's fee of 220,000 shares of common stock will be issued to International Investment Group (the "Agent"), who acted as the agent in bringing the Da-an Project to our attention and assisted management in completing the transaction. The Agent also has an option to purchase 240,000 additional shares of our common stock at $0.35 per share. The option period expires on December 31, 2005.

Item 27.  Exhibits

Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit
Number                                     Description
------   ----------------------------------------------------------------------

3.1      Articles of Incorporation of the registrant and amendments

3.2      Bylaws of the registrant and amendments

4.1      Specimen common stock certificate

5.1      Opinion of Ruskin Moscou Faltischek, P.C. as to the legality of securities being registered*

10.1     Exchange Agreement

10.2     Option

10.3     Share Purchase and Exchange Agreement

10.4     Quit Claim Deed

13.1     Sparta Holding Corp. Financial Statements as of September 30, 2004

23.1     Consent of Ruskin Moscou Faltischek, P.C. (included in Exhibit 5.1)*

23.2     Consent of Kempisty & Company Certified Public Accountants, P.C.

24.1     Power of Attorney (part of signature page)

-------------------------
*To be filed by amendment

Item 28.  Undertakings.
-----------------------

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Uniondale, New York.


                                                      SPARTA HOLDING CORP.

November 22, 2004
                                                       By:  /s/ Fred R. Schmid
                                                           --------------------
                                                           Name:  Fred R. Schmid
                                                          Title:  President

/s/ Stephen J. Schmid    Vice President, Secretary
                                and Treasurer           November 22, 2004
---------------------
Stephen J. Schmid



         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby constitute Fred R. Schmid as the attorney-in-fact of the undersigned to sign any amendment, and any post effective amendment, of this registration statement.




/s/ Fred R. Schmid
-------------------
Fred R. Schmid        Chief Executive Officer,
                        President and                          November 22, 2004
                      Chairman of the Board


/s/ Stephen J. Schmid    Vice President, Secretary and Treasurer
---------------------
Stephen J. Schmid                                              November 22, 2004